Exhibit 10.04

EXECUTION COPY

SUPPLEMENT NO. 3 TO INDENTURE

This SUPPLEMENT NO. 3 TO INDENTURE, dated as of June 29, 2005 (this “Supplement”), is between TRUCK RETAIL INSTALMENT PAPER CORP., a Delaware corporation (the “Issuer”) and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee and not in its individual capacity (the “Indenture Trustee”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture (hereinafter defined).

WHEREAS, the Issuer and the Indenture Trustee entered into the Indenture, dated as of October 16, 2000, as supplemented by the Series 2000-1 Supplement to the Indenture, dated as of October 16, 2000, as further supplemented by the Series 2005-1 Supplement to the Indenture, dated as of June 29, 2005 (the “Series 2005-1 Supplement”), as further supplemented by Supplement No. 1 to Indenture, dated as of July 24, 2001, as further supplemented by Supplement No. 2 to Indenture, dated as of July 31, 2002 (as amended and supplemented, the “Indenture”);

WHEREAS, the parties hereto desire to amend the Indenture in the manner set forth herein;

WHEREAS, the Indenture Trustee is authorized by an Issuer Order to enter into this Supplement; and

WHEREAS, the Issuer has provided prior notice of its intention to enter into this Supplement to the Ratings Agencies.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

SECTION 1.1 Amendment of Section (k) of the Granting Clause. Section (k) of the Granting Clause is hereby amended by replacing the reference to “Section 9-306” with “Section 9-102.”

SECTION 1.2 Amendment of Appendix A of the Indenture.

(a)	The definition of “Eligible Receivable” is hereby amended by replacing the reference to the “Soldiers’ and Sailors’ Civil Relief Act of 1940” in paragraph (q) with the “Servicemembers Civil Relief Act” and by deleting paragraph (r) in its entirety and replacing it with the following:

(r) it arises under a Contract having a maximum term not in excess of 85 months from origination and has a remaining term of not more than (i) 84 months, in the case of Receivables sold to the Issuer before June 29, 2009, and (ii) 72 months, in the case of Receivables sold to the Issuer on or after June 29, 2009, in each case from the related Cutoff Date;

(b)	The definition of “Pool Composition Condition” is hereby deleted in its entirety and replaced with the following definition:

“Pool Composition Condition” shall mean, with respect to any Purchase Date or Sale Date, that each of the following conditions relating to the Issuer Receivables in the Pool at the close of business on such Purchase Date or such Sale Date will be true on a pro forma basis after the purchase or sale on such Purchase Date or Sale Date as applicable:

(1) Receivables of Obligors that are located in a single state represent no greater than 10% of the Pool Balance;

(2) Receivables of no single Obligor represent more than 2% of the Pool Balance;

(3) Used Vehicle Receivables do not represent more than 25% of the Pool Balance;

(4) Skip Receivables do not represent more than 15% of the Pool Balance;

(5) Balloon Receivables do not represent more than 40% of the Pool Balance;

(6) Balloon Receivables and Finance Leases, together, do not represent more than 45% of the Pool Balance;

(7) Retail Leases do not represent greater than 25% of the Pool Balance;

(8) the Pool does not have a Weighted Average Maturity greater than 60 months; and

(9) Receivables that were not originated by Navistar Financial or one of its Affiliates do not represent more than 3% of the Pool Balance.

(c)	The definition of “Priority of Payments” is hereby deleted.

(d)	The definition of “Telerate Page 3750” is hereby amended by replacing the words “Bridge Information Systems Telerate Service” with “Moneyline Telerate Service.”

(e)	The definition of “Warranty Receivable” is hereby amended by replacing the reference to “Section 5.06” with “Section 5.07.”

ARTICLE II

MISCELLANEOUS PROVISIONS.

SECTION 2.1 Conditions to Effectiveness. This Supplement shall become effective upon the Amendment Effective Date (as such term is defined in the Series 2005-1 Supplement).

SECTION 2.2 Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement electronically or by telecopy shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 2.3 Governing Law. This Supplement shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Indenture Trustee hereunder shall be determined in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law).

SECTION 2.4 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 2.5 Indenture Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Supplement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 3 to Indenture to be duly executed by their respective officers as of the date first written above.

TRUCK RETAIL INSTALMENT PAPER CORP.

By:	/s/ Andrew J. Cederoth
Name:	Andrew J. Cederoth
Title:	Vice President and Treasurer

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Jonathan Farber
Name:	Jonathan Farber
Title:	Assistant Vice President